Exhibit 99.1

4Front Ventures Corp. Announces Issuance of Restricted Stock Units Following Recent Credit Facility Announcement

PHOENIX, Ariz., Oct. 23, 2023 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced that in connection with its US$10 million senior secured credit facility agreement (the "Credit Facility") previously reported on October 16th, the Company intends to enter into a restricted stock unit agreement (an "RSU Agreement") with ALT Debt II, LP, an affiliate of Altmore Capital (the "Lender"), to issue a total of 15,900,000 Restricted Share Units ("RSUs") to the Lender. Each RSU will settle into one Class A subordinate voting share (each a "Share") of the Company upon the earliest of certain specified conditions (the "Distribution Event"), each as more fully described in the RSU Agreement. The issue price of the RSUs will be equal to CAD$0.31 per RSU.  If at the time of the Distribution Event, the number of Shares underlying the RSUs is less than 2.12% of the fully diluted Shares (calculated in accordance with the terms of the RSU Agreement) of the Company, an additional number of RSUs will be issuable to the Lender by the Company with respect to the deficiency, each issuable at the closing market price on the Canadian Securities Exchange on the trading day prior to issuance.

The Company has also announced a restructuring of the convertible promissory note previously entered into with Navy Capital Green Fund, LP, Navy Capital Green Co-Invest Fund, LLC, and HI 4Front, LLC, on October 6, 2021. Under the new terms, payment obligations will be deferred from October 6, 2023, to October 6, 2024; the interest rate has been revised from 6% to 10% calculated on a simple interest per annum basis and the conversion price has been adjusted from US$1.03 to US$0.23 per Class A subordinate voting share.

About 4Front Ventures Corp.
4Front is a national, vertically integrated multi-state cannabis operator that owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan, and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered forward-looking, such as statements about the entering into of definitive documentation and regulatory approval and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "seek," "should," "will," "would," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond 4Front's control. Therefore, you are cautioned against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including Canadian and U.S. federal securities laws, 4Front does not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001627883

For further information: 4Front Investor Contacts, Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602 633 3067; Courtney Van Alstyne, MATTIO Communications, courtney@mattio.com, 647 548 9032; 4Front Media Contacts, MATTIO Communications, 4front@mattio.com

CO: 4Front Ventures Corp.

CNW 17:00e 23-OCT-23